EXHIBIT 10.2

CONFIDENTIAL INFORMATION (IDENTIFIED BY **) HAS BEEN OMITTED BASED
UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF
THE SECURITIES EXCHANGE ACT OF 1934 AND HAS BEEN SEPARATELY FILED
WITH THE SECURITIES AND EXCHANGE COMMISSION

February 28, 2009

Neal Simco
VP National Accounts
Tyson Foods
2200 Don Tyson Parkway
Springdale, AR 72762

Dear Neal:

As discussed and agreed, contingent on full approval by EPL Quality Assurance, Tyson Foods will supply to the El Pollo Loco system needs for the products shown below:

A minimum of ** pounds annually of whole birds, EPL Specification **.  Pricing will be ** FOB; **  per pound delivered to MBM, Rancho Cucamonga, CA and ** per pound delivered to MBM, Pleasanton, CA.

As part of this Purchase Agreement, Supplier warrants that the prices for the items identified herein are not higher than those currently extended to any other customer for the same or like items in equal or less quantities. If Supplier reduces its price for such items to any other customer during the term of this Purchase Agreement, Supplier agrees to correspondingly reduce the price quoted herein.

El Pollo Loco’s decision to enter into this Purchase Agreement is independent of any support your firm may or may not choose to provide to the El Pollo Loco system.

This Purchase Agreement is subject to and incorporates the General Terms and Conditions of Supply (“T/C”) executed by the parties hereto and currently on file with El Pollo Loco, Inc. The Purchase Agreement and the T/C collectively constitute the entire agreement between the parties and supersede all prior or contemporaneous oral or written agreements.

Terms:  Net 14 Days
Pricing contract period 03/01/09 through 2/28/10

Please sign and return both copies of this letter.  After I have received the signed copy, I will sign and return a copy for your files.  Signing this letter acknowledges acceptance of the terms and conditions as presented above.

Neal, thank you for your help and support on this matter and please contact me with any questions.

/S/ NEAL SIMCO	/S/ GARY CAMPANARO
Neal Simco	Gary Campanaro
Tyson Foods, Inc.	El Pollo Loco, Inc.

cc:  Jennifer Benus, Yvette Johnson/MBM